UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 16, 2008

(April 10, 2008)

____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2008, Ironclad Performance Wear Corporation (the “Company”) and Thomas E. Kreig, Jr. entered into a letter agreement (the “Agreement”) in connection with his appointment as Interim Chief Financial Officer of the Company from April 2007 to December 17, 2007, and again from February 26, 2008 until the earlier of (i) the hiring of a new Chief Financial Officer, or (ii) December 31, 2008.

In exchange for a general release of all employment claims to-date by Mr. Kreig, the Company agreed to grant Mr. Kreig an option to purchase 100,000 shares of common stock of the Company (the “Option”) at an exercise price equal to the closing price of the Company’s common stock on the date of grant. The Option will be fully vested on the date of the grant and will expire ten years from the date of the grant. The Option will be granted under the Company’s 2006 Stock Incentive Plan. Further, under the terms of the Agreement, the Company agreed to pay Mr. Kreig a compensation bonus in the amount of $25,000 on the earlier to occur of (i) the closing of at least $1,500,000 in equity financing, or (ii) December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: April 16, 2008	By: /s/ Ed Jaeger
Ed Jaeger,
President and Chief Executive Officer